                                                                   EXHIBIT 10.24

                                                                  Execution Copy

                              AMENDED AND RESTATED
                         EXECUTIVE EMPLOYMENT AGREEMENT

                This Amended and Restated Executive Employment Agreement (this "Agreement"), dated as of May 23, 2003 (the "Effective Date"), is made by and between Constar International Inc., a Delaware corporation, having its principal offices at One Crown Way, Philadelphia, Pennsylvania 19154 (the "Company"), and Mr. James C. Cook (the "Executive").

                                    RECITALS

                WHEREAS, the Executive is currently employed by the Company as its Chief Financial Officer, pursuant to the terms of an Employment Agreement dated November 20, 2002 (the "Original Agreement").

                WHEREAS, the Company desires to assure itself of the continued employment of the Executive and to encourage his continued attention and dedication to the best interests of the Company, by replacing the Original Agreement with this amended and restated Agreement.

                WHEREAS, the Executive desires to remain and continue in the employment of the Company in accordance with the terms of this Agreement.

                                    AGREEMENT

                NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the Company and the Executive hereby agree as follows:

        1.      Definitions.

                1.1. "Affiliate" means any person or entity controlling, controlled by or under common control with the Company.

                1.2.    "Board" means the Board of Directors of the Company.

                1.3. "Cause" means (a) the Executive, in carrying out his duties under this Agreement, engages in gross misconduct or gross negligence resulting in a material adverse effect on the Company, (b) the Executive embezzles any amount of the Company's assets, (c) the Executive is convicted (including a plea of guilty or nolo contendere) of a felony involving moral turpitude, (d) the Executive's breach of any covenant contained in Section 9 below, or (e) the Executive's willful and material failure to follow the lawful instructions of the Company's Board (consistent with Section 4 below). For purposes of this Section 1.3, no act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by him in bad faith and without reasonable belief that his action or omission was in the best interest of the Company. Any act or omission to act by the Executive in reliance upon an opinion of counsel to the Company shall not be deemed to be willful.

                1.4.    "Change in Control" shall mean:

                        1.4.1. the acquisition after the Effective Date by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 30% of the combined voting power of the voting securities of the Company entitled to vote generally in the election of directors (the "Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change in Control: (a) any acquisition, directly or indirectly by or from the Company or any subsidiary of the Company, or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary of the Company, (b) any acquisition by any underwriter in connection with any firm commitment underwriting of securities to be issued by the Company, or (c) any acquisition by any corporation if, immediately following such acquisition, 70% or more of the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation (entitled to vote generally in the election of directors), are beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who, immediately prior to such acquisition, were the beneficial owners of the then outstanding common stock of the Company ("Common Stock") and the Voting Securities in substantially the same proportions, respectively, as their ownership, immediately prior to such acquisition, of the Common Stock and Voting Securities; or

                        1.4.2. The occurrence after the Effective Date of a reorganization, merger or consolidation, other than a reorganization, merger or consolidation with respect to which all or substantially all of the individuals and entities who were the beneficial owners, immediately prior to such reorganization, merger or consolidation, of the Common Stock and Voting Securities beneficially own, directly or indirectly, immediately after such reorganization, merger or consolidation 70% or more of the then outstanding common stock and voting securities (entitled to vote generally in the election of directors) of the corporation resulting from such reorganization, merger or consolidation in substantially the same proportions as their respective ownership, immediately prior to such reorganization, merger or consolidation, of the Common Stock and Voting Securities; or

                        1.4.3. The occurrence after the Effective Date of (a) a complete liquidation or substantial dissolution of the Company, or (b) the sale or other disposition of all or substantially all of the assets of the Company, in each case other than to a subsidiary, wholly-owned, directly or indirectly, by the Company or to a holding company of which the Company is a direct or indirect wholly owned subsidiary prior to such transaction; or

                        1.4.4. During any period of twenty-four (24) consecutive months commencing upon the Effective Date, the individuals at the beginning of any such period who constitute the Board and any new director (other than a director designated by a person or entity who has entered into an agreement with the Company or other person or entity to effect a transaction described in Sections 1.4.1, 1.4.2 or 1.4.3 above) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of any such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board.

Notwithstanding the above, a "Change in Control" shall not include any event, circumstance or transaction which results from the action of any entity or group which includes, is affiliated with or is wholly or partially controlled by one or more executive officers of the Company and in which the Executive participates.

                1.5. "Disability" means the Executive's inability to render, for a period of six consecutive months, services hereunder by reason of physical or mental disability, as determined by the written medical opinion of an independent medical physician mutually acceptable to the Executive and the Company. If the Executive and the Company cannot agree as to such an independent medical physician, each shall appoint one medical physician and those two physicians shall appoint a third physician who shall make such determination. In no event shall the Executive be considered disabled for the purposes of this Agreement unless the Executive is deemed disabled pursuant to the Company's long-term disability plan, if one is maintained by the Company.

                1.6. "Good Reason" means and shall be deemed to exist if, without the prior express written consent of the Executive, (a) the Executive suffers a material change in his reporting obligations, (b) the Executive suffers a material change in the duties, responsibilities or effective authority associated with his titles and positions, as set forth and described in Section 4 of this Agreement (other than as a result of the Executive's resignation from the Board or a determination by the Board, that a nomination for election to the Board would be prohibited by any governance, rule, regulation or mandate promulgated by any governmental authority or agency, or any stock exchange or other self-regulatory organization, including without limitation the Securities and Exchange Commission, NASDAQ and any other stock exchange, market or automated quotation system upon which the Company's securities are listed or traded); (c) a reduction by the Company of the Executive's "Base Salary" (as increased from time to time in accordance with Section 5.1 below) or in the other compensation and benefits (except for benefits payable under the Company's equity, incentive or bonus plans) below a level which is substantially equivalent in the aggregate, to those payable to the Executive hereunder, or a material adverse change in the terms or conditions on which any such compensation or benefits are payable as in effect on the date hereof or as the same may be increased from time to time during the term of this Agreement; (d) the Company fails to pay the accrued Executive's compensation or to provide for the Executive's accrued benefits when due; (e) the Executive's office location is moved to a location more than 30 miles from Philadelphia, Pennsylvania (excluding the initial relocation of the Company's headquarters from One Crown Way and thereafter such new location shall be the point from which this relocation restriction shall be applied); or (f) the failure or refusal of the "Company's Successor" (as defined in Section 8.2 below) to expressly assume this Agreement in writing, and all of the duties and obligations of the Company hereunder in accordance with Section 8.2.

        2. Employment. Subject to the terms and provisions set forth in this Agreement and specifically as provided in Section 4.1, the Company hereby agrees that the Executive shall during the "Term of Employment" (as defined in Section 3 below) be nominated for election at the Company's regularly scheduled annual meeting of stockholders as a member of and to the Board and further agrees that during the Term of Employment that the Executive shall be employed as the chief financial officer of the Company, and the Executive hereby accepts such employment and, if so elected by the stockholders, such directorship.

        3. Term of Employment. The term of employment under this Agreement shall commence on the Effective Date and, unless earlier terminated under
Section 6 below or extended pursuant to the next sentence, shall terminate on the third anniversary of the Effective Date (the "Term of Employment"). The Term of Employment shall automatically be extended, subject to the same terms, conditions and limitations as provided herein, for an additional one year period on the first anniversary of the Effective Date and on each such anniversary date thereafter unless, not later than 180 days prior to any such anniversary, either party to this Agreement shall have given notice to the other that the Term of Employment shall not be extended or further extended beyond its then automatically extended term, if any.

        4.      Positions, Responsibilities and Duties.

                4.1. Positions. During the Term of Employment, the Executive shall be employed and serve as the chief financial officer of the Company and he shall be nominated for election as a member of and to the Board of the Company at the Company's regularly scheduled annual meeting of stockholders, provided that such nomination shall not be prohibited by any governance, rule, regulation or mandate promulgated by any governmental authority or agency, or any stock exchange or other self-regulatory organization, including without limitation the Securities and Exchange Commission, NASDAQ and any other stock exchange, market or automated quotation system upon which the Company's securities are listed or traded. In such positions, the Executive shall have the duties, responsibilities and authority normally associated with the office and position of director and chief financial officer of a publicly-traded corporation. The Executive shall report to the Board and the chief executive officer. All other accounting, finance and treasury personnel shall report to the Executive and/or his designees. Notwithstanding the above, the Executive shall not be required to perform any duties and responsibilities which would be likely to result in a non-compliance with or violation of any applicable law or regulation.

                4.2. Duties. During the Term of Employment, the Executive shall have responsibility for and authority over all accounting, finance and treasury operations of the Company and its Affiliates. Additionally, during the Term of Employment, the Executive shall devote substantially all of his business time, during normal business hours, to the business and affairs of the Company and the Executive shall use his reasonable best efforts to perform faithfully and efficiently the duties and responsibilities contemplated by this Agreement; provided, however, that the Executive shall be allowed, to the extent such activities do not substantially interfere with the performance by the Executive of his duties and responsibilities hereunder, to (a) manage the Executive's personal, financial and legal affairs, and (b) serve on corporate, civic or charitable boards or committees.

        5.      Compensation and Other Benefits.

                5.1. Base Salary. During the Term of Employment, the Executive shall receive a base salary per annum payable in accordance with the Company's normal payroll practices of no less than US $275,000, which the Board shall review annually and may, in its sole discretion, increase (but not decrease) ("Base Salary").

                5.2. Annual Bonus. During the Term of Employment, the Executive shall participate in the Company's Annual Incentive & Management Stock Purchase Plan (the "AIMSPP") as maintained by the Company from time to time for the benefit of senior executives. In respect of each calendar year during the Term of Employment, beginning in calendar year 2003, the Executive shall be eligible for an annual bonus (the "Bonus") if the Executive and/or the Company achieves performance goals established by the Board in good faith and consistent with the AIMSPP.

                5.3. Retirement and Savings Plans. During the Term of Employment, the Executive shall be eligible to participate in all pension, retirement, savings, 401(k) and other employee pension benefit plans, policies and programs (the "Retirement Plans") maintained by the Company from time to time for the benefit of senior executives and/or other employees. However, nothing in this Section 5.3 shall be construed to require the Company to establish or maintain any such Retirement Plans.

                5.4. Supplemental Executive Retirement Plan. During the Term of Employment, the Executive shall participate in the Company's Supplemental Executive Retirement Plan (the "SERP") as maintained by the Company from time to time for the benefit of senior executives.

                5.5. Welfare Benefit Plans. During the Term of Employment, the Executive, the Executive's spouse, if any, and his eligible dependents, if any, shall be eligible to participate in and be covered on the same basis as other senior executive officers of the Company under all the welfare benefit plans, policies and/or programs maintained by the Company from time to time including, without limitation, all medical, hospitalization, dental, disability, life, accidental death and dismemberment and travel accident insurance plans, policies and/or programs (the "Welfare Plans"). However, nothing in this Section
5.4 shall be construed to require the Company to establish or maintain any such Welfare Plans. The Welfare Plans and the Retirement Plans are sometimes referred to collectively herein as the "Benefit Plans."

                5.6. Expense Reimbursement. During and in respect of the Term of Employment, the Executive shall be entitled to receive prompt reimbursement for expenses incurred by the Executive in performing his duties and responsibilities hereunder in accordance with the Company's policy for senior executives of the Company.

                5.7. Vacation and Fringe Benefits. During the Term of Employment, the Executive shall be entitled to at least four weeks paid vacation each calendar year, plus paid time off due to illness or personal reasons in accordance, in all such cases, with Company policy.

                5.8. Equity Compensation. During the Term of Employment, the Executive shall be eligible to participate in and receive awards under the Company's 2002 Stock-Based

Incentive Compensation Plan, and any other equity-based incentive plans as maintained by the Company from time to time for the benefit of senior executives.

        6. Termination. Upon the occurrence of any termination of the Executive's employment as chief financial officer, the Executive shall and shall be deemed to immediately resign from any membership on the Board and from any committees thereof (and the Executive shall promptly tender to the Board a written resignation letter effecting the foregoing).

                6.1. Termination Due to Death. In the event of the Executive's death, the Executive's estate or his legal representative, as the case may be, shall be entitled to: (a) any Base Salary earned but unpaid as of the date of death and Base Salary continuation through the end of the month in which the Executive's death occurs; (b) a pro-rata payment for the year of the Executive's death equal to the "target" Bonus plus the matching incentive under the AIMSPP (the "Total Award") for such year multiplied by a fraction, the numerator which is the number of days transpired in the calendar year up to and including the date of the death of the Executive, and the denominator of which is 365; (c) immediate payment of any unpaid expense reimbursements, deferred compensation and unused accrued vacation days through the date of the Executive's death; and (d) any other payments and/or benefits which the Executive, the Executive's estate or the Executive's legal representative is entitled to receive under any of the Benefit Plans, the AIMSPP, the SERP or otherwise in accordance with the terms of such plan or arrangement.

                6.2. Termination Due to the Executive's Disability. Upon 30 days prior written notice to the Executive, the Company may terminate the Executive's employment hereunder due to Disability. In such event, the Executive or his legal representative, as the case may be, shall be entitled to: (a) any Base Salary earned but unpaid as of the date of the Executive's termination due to Disability and Base Salary continuation through the end of the month in which such termination occurs; (b) a pro-rata payment for the year of termination equal to the Total Award under the AIMSPP for such year multiplied by a fraction, the numerator of which is the number of days transpired in the calendar year up to and including the date on which the Executive is terminated by the Company due to Disability, and the denominator of which is 365; (c) immediate payment of any unpaid expense reimbursements, deferred compensation and unused accrued vacation days through the date of termination; and (d) any other payments and/or benefits which the Executive or the Executive's legal representative is entitled to receive under any of the Benefit Plans, the AIMSPP, the SERP or otherwise in accordance with the terms of such plan or arrangement.

                6.3. Termination Without Cause or by the Executive for Good Reason Prior to Change in Control. Prior to a Change in Control and upon 30 days prior written notice to the Executive, the Company may terminate the Executive's employment hereunder without Cause. Prior to a Change in Control and upon 30 days prior written notice to the Company the Executive may terminate his employment hereunder with the Company for Good Reason. In either such event (unless the Executive has incurred a termination under Section 6.1 or 6.2 above), the Executive shall be entitled to, upon execution and effectiveness of a general release in substantially the form attached as exhibit "A" and upon resignation by the Executive from the Board: (a) (i) Base Salary earned but unpaid as of the date of the Executive's termination, (ii) Base Salary continuation for twenty-four months, and (iii) payment of two times the Total

Award under the AIMSPP for the year in which any termination occurs paid in 24 substantially equal payments over the Base Salary continuation period; (b) continuation of medical benefits in effect as of the date of termination for a period of two years following the date of termination at the Company's sole expense and following the expiration of this coverage period, COBRA continuation coverage under the Company's medical plan for 18 months in accordance with applicable law at the Executive's sole expense provided that the Executive is not enrolled in another group health plan; (c) immediate payment of any unpaid expense reimbursements, deferred compensation and unused accrued vacation days through the date of termination; and (d) any other payments and/or benefits which the Executive is entitled to receive under any of the Benefit Plans, the AIMSPP, the SERP or otherwise in accordance with the terms of such plan or agreement. In the event the Executive intends to terminate his employment with the Company for Good Reason such prior written notice shall specify the particular act or acts, or failure to act, which is or are the basis for the Executive's decision to so terminate his employment for Good Reason. The Company shall be given 30 days after such notice to correct such act or failure to act. Upon failure of the Company, with such 30 day period, to correct such act or failure to act, the Executive may proceed to terminate his employment with the Company.

In the event that a Change in Control occurs within six months following the Executive's termination of employment under this Section 6.3, the Executive shall be entitled to receive the additional payments and benefits to which he would be entitled had his employment terminated following a Change in Control under Section 6.4 below.

                6.4. Termination Without Cause or by the Executive for Good Reason After a Change in Control. After a Change in Control and upon 30 days prior written notice to the Executive, the Company may terminate the Executive's employment hereunder without Cause. After a Change in Control and upon 30 days prior written notice to the Company, the Executive may terminate his employment hereunder with the Company for Good Reason. In either such event (unless the Executive has incurred a termination under Section 6.1 or 6.2 above), the Executive shall be entitled to, upon execution and effectiveness of a general release in substantially the form attached as exhibit "A" and upon resignation by the Executive from the Board: (a) (i) Base Salary earned but unpaid as of the date of the Executive's termination, (ii) a lump sum payment equal to three times Base Salary plus three times the Total Award under the AIMSPP for the year in which any such termination occurs; (b) continuation of medical benefits in effect as of the date of termination for a period of three years following the date of termination at the Company's sole expense and following the expiration of this coverage period, COBRA continuation coverage under the Company's medical plan for 18 months in accordance with applicable law at the Executive's sole expense provided that the Executive is not enrolled in another group health plan; (c) immediate payment of any unpaid expense reimbursements, deferred compensation and unused accrued vacation days through the date of termination; and (d) any other payments and/or benefits to which the Executive is entitled to receive under any of the Benefit Plans, the AIMSPP, the SERP or otherwise in accordance with the terms of such plan or arrangement.

                6.5.    Termination For Cause. Subject to the provisions of this
Section 6.5, the Company may terminate the Executive's employment for Cause. In such event, the Executive shall be entitled to: (a) any Base Salary earned but unpaid through the date of termination; (b) immediate payment of any unpaid expense reimbursements, deferred compensation and unused accrued vacation days through the date of termination; and (c) any other payments and/or benefits to which the Executive is entitled to receive under any of the Benefit Plans, the AIMSPP, the SERP or otherwise in accordance with the terms of such plan or arrangement. In any case described in this Section 6.5, the Executive shall be given written notice authorized by a vote of at least a majority of the members of the Board that the Company intends to terminate the Executive's employment for Cause. Such written notice shall specify the particular act or acts, or failure to act, which is or are the basis for the decision to so terminate the Executive's employment for Cause. Executive shall be given 30 days after such notice to cure such act or failure to act to the satisfaction of the Board. Upon failure of the Executive, within such 30 day period, to correct such act or failure to act, the Executive shall be deemed terminated for Cause.

                6.6. Termination Without Good Reason. Upon 30 days prior written notice to the Company, the Executive shall have the right to terminate his employment hereunder without Good Reason or any reason at all. In such event, the Executive shall be entitled to: (a) any Base Salary earned but unpaid through the date of termination; (b) immediate payment of any unpaid expense reimbursements, deferred compensation and unused accrued vacation days through the date of termination; and (c) any other payments and/or benefits to which the Executive is entitled to receive under any of the Benefit Plans, the AIMSPP, the SERP or otherwise in accordance with the terms of such plan or arrangement.

                6.7. Certain Other Payments. If the Executive is liable for the payment of any excise tax (the "Basic Excise Tax") pursuant to Section 4999 of the Code, or any successor or like provision, with respect to any payment or property transfers received or to be received under this Agreement or otherwise, the Company shall pay the Executive an amount (the "Special Reimbursement") which, after payment to the Executive (or on the Executive's behalf) of any federal, state and local taxes, including, without limitation, any further excise tax under said Section 4999, with respect to or resulting from the Special Reimbursement, equals the net amount of the Basic Excise Tax. The Special Reimbursement shall be paid as soon as practicable after it is determined by the Company or the Executive and reviewed for accuracy by the Company's certified public accountants.

        7. Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plan, policy or program provided or maintained by the Company and/or any Affiliate and for which the Executive may qualify, nor shall anything herein limit or otherwise prejudice such rights as the Executive may have under any other existing or future agreements with the Company and/or any Affiliate, including, without limitation, any stock option agreements or plans. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plans or programs of the Company and/or any Affiliate at or subsequent to the date of termination shall be payable in accordance with such plans or programs. Notwithstanding the above, the Company shall be under no obligation to establish or maintain any such plan, policy or program.

        8.      Successors.

                8.1. The Executive. This Agreement is personal to the Executive and, without the prior express written consent of the Company, shall not be assignable by the Executive, except that the Executive's rights to receive any compensation or benefits under this Agreement may be transferred or disposed of pursuant to testamentary disposition, intestate succession or pursuant to a domestic relations order. This Agreement shall inure to the benefit of and be enforceable by the Executive's heirs, beneficiaries and/or legal representatives.

                8.2. The Company. This Agreement shall inure to the benefit of and be binding upon the Company and its respective successors and assigns. The Company shall require any successor to all or substantially all of its business and/or assets, whether direct or indirect, by purchase, merger, consolidation, acquisition of stock, or otherwise (the "Company's Successor"), by an agreement in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent as the Company would be required to perform if no such succession had taken place.

        9.      Restrictive Covenants.

                9.1. Non-Solicitation. If the Executive's employment with the Company terminates for any reason, the Executive, for the greater of twelve months after any such termination or the period during which the Executive receives Base Salary continuation after any such termination (for these purposes, the Executive shall be deemed to receive Base Salary continuation for three years if he has incurred a termination of service under Section 6.4), shall not (except on the Company's behalf), directly or indirectly, on his own behalf or on behalf of any other person, firm, partnership, corporation or other entity, (a) solicit or service the business of any of the Company's or its Affiliates' clients, any of the Company's or its Affiliates' former clients which were clients within twelve months prior to the termination of his employment or any of the prospective clients which were being actively solicited by the Company or its Affiliates at the time of the termination of his employment or (b) attempt to cause or induce any employee of the Company or its Affiliates to leave the Company or the Affiliate.

                9.2. Non-Competition. If the Executive's employment with the Company terminates for any reason, except by non-renewal of this Agreement by the Company for reason other than for Cause, the Executive, for the greater of: twelve months after any such termination or the period during which the Executive receives Base Salary continuation after any such termination (for these purposes, the Executive shall be deemed to receive Base Salary continuation for three years if he has incurred a termination of service under
Section 6.4), shall not, directly or indirectly, within or with respect to the United States of America engage, without the consent of the Company, in any business or activity, whether as an employee, consultant, partner, principal, agent, representative, stockholder or in any other capacity, or render any services or provide any advice to any business, activity, person or entity which competes with any PET packaging business; provided, however, that the Executive's ownership of not more than 5% of the stock of any publicly-traded corporation shall not be a violation of this Section 9.2. By agreeing to this contractual modification prospectively at this time, the parties intend to make this provision enforceable under the law(s) of all applicable states so that the entire agreement not to compete and/or this Agreement as prospectively modified shall remain in full force and effect and shall not be rendered void or illegal. Such modifications shall not affect the payments made to the Executive under this Agreement. The Executive acknowledges that his skills are such that he can be gainfully employed in noncompetitive employment and that the agreement not to compete will in no way prevent him from earning a living. The Executive understands and agrees that the rights and obligations set forth in this Section
9.2 shall extend beyond the Term of Employment.

                9.3. Confidentiality. The Executive shall not, during the Term of Employment and at any time thereafter, without the prior express written consent of the Company, directly or indirectly divulge, disclose or make available or accessible any Confidential Information (as defined below) to any person, firm, partnership, corporation, trust or any other entity or third party (other than when required to do so in good faith to perform the Executive's duties and responsibilities under this Agreement or when (a) required to do so by a lawful order of a court of competent jurisdiction, any governmental authority or agency, or any recognized subpoena power, or (b) necessary to prosecute the Executive's rights against the Company or its Affiliates' or to defend himself against any allegations). In addition, the Executive shall not create any derivative work or other product based on or resulting from any Confidential Information (except in the good faith performance of his duties under this Agreement). The Executive shall also proffer to the Board's designee, no later than the effective date of any termination of his employment with the Company for any reason, and without retaining any copies, notes or excerpts thereof, all memoranda, computer disks or other media, computer programs, diaries, notes, records, data, customer or client lists, marketing plans and strategies, and any other documents consisting of or containing Confidential Information that are in the Executive's actual or constructive possession or which are subject to his control at such time. For purposes of this Agreement, "Confidential Information" shall mean all information respecting the business and activities of the Company, or any Affiliate of the Company, including, without limitation, the terms and provisions of this Agreement, the clients, customers, suppliers, employees, consultants, computer or other files, projects, products, computer disks or other media, computer hardware or computer software programs, marketing plans, financial information, methodologies, know-how, processes, practices, approaches, projections, forecasts, formats, systems, data gathering methods and/or strategies of the Company or any Affiliate. Notwithstanding the immediately preceding sentence, Confidential Information shall not include any information that is, or becomes, generally available to the public (unless such availability occurs as a result of the Executive's breach of any portion of this Section 9.3).

                9.4. Ownership of Inventions. Each Invention (as defined below) made, conceived or first actually reduced to practice by the Executive, whether alone or jointly with others, during the term of Executive's employment with the Company and each Invention made, conceived or first actually reduced to practice by the Executive, whether alone or jointly with others, within one year after the termination of Executive's employment with the Company which relates in any way to work performed for the Company during the term of Executive's employment, shall be promptly disclosed in writing to the Board. Such report shall be sufficiently complete in technical detail and appropriately illustrated by sketch or diagram to convey to one skilled in the art of which the invention pertains, a clear understanding of the nature, purpose, operations, and, to the extent known, the physical, chemical, biological or other characteristics of the Invention. As used in this Agreement, "Invention" means any invention, discovery or innovation with regard to any facet of the Company's business whether or not patentable, made, conceived, or first actually reduced to practice by Executive, alone or jointly with others, in the course of, in connection with, or as a result of service as an employee of the Company, including any art, method, process, machine, manufacture, design or composition of matter, or any improvement thereof. Each Invention, as herein defined, shall be the sole and exclusive property of the Company. The Executive agrees to execute an assignment to the Company or its nominee of the Executive's entire right, title and interest in and to any Invention, without compensation beyond that provided in this Agreement. The Executive further agrees, upon the request of the Company and at its expense, that the Executive will execute any other instrument and document necessary or desirable in applying for and obtaining patents in the United States and in any foreign country with respect to any Invention. The Executive further agrees, whether or not the Executive is then an employee of the Company, to cooperate to the extent and in the manner reasonably requested by the Company in the prosecution or defense of any claim involving a patent covering any Invention or any litigation or other claim or proceeding involving any Invention covered by this Agreement, but all expenses thereof shall be paid by the Company.

                9.5. Injunctive Relief. The Executive acknowledges and agrees that the Company will have no adequate remedy at law, and would be irreparably harmed, if the Executive breaches or threatens to breach any of the provisions of this Section 9 of this Agreement. The Executive agrees that the Company shall be entitled to equitable and/or injunctive relief to prevent any breach or threatened breach of this Section 9, and to specific performance of each of the terms of such Section in addition to any other legal or equitable remedies that the Company may have. The Executive further agrees that he shall not, in any equity proceeding relating to the enforcement of the terms of this Section 9, raise the defense that the Company has an adequate remedy at law.

                9.6.    Special Severability. The terms and provisions of this
Section 9 are intended to be separate and divisible provisions and if, for any reason, any one or more of them is held to be invalid or unenforceable, neither the validity nor the enforceability of any other provision of this Agreement shall thereby be affected. It is the intention of the parties to this Agreement that the potential restrictions on the Executive's future employment imposed by this Section 9 be reasonable in both duration and geographic scope and in all other respects. If for any reason any court of competent jurisdiction shall find any provisions of this Section 9 unreasonable in duration or geographic scope or otherwise, the Executive and the Company agree that the restrictions and prohibitions contained herein shall be effective to the fullest extent allowed under applicable law in such jurisdiction.

        10.     Miscellaneous.

                10.1. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, applied without reference to principles of conflict of laws. Both the Executive and the Company agree to appear before and submit exclusively to the jurisdiction of the state and federal courts located within Philadelphia, Pennsylvania with respect to any controversy, dispute, or claim arising out of or relating to this Agreement. The Executive further agrees that the Company may serve him with judicial process via registered or certified mail and that the Chief Executive Officer of the Company shall at all times be the Executive's agent for service of judicial process, and the Executive hereby appoints the Chief Executive Officer of the Company as the Executive's agent for that and any other related purpose.

                10.2. Full Settlement. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement. The Company agrees to pay, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company or others of the validity or enforceability of, or liability under, any provision of this Agreement.

                10.3. Amendments. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

                10.4. Mutual Intent. Both parties participated in the drafting of the Agreement, and the language used in this Agreement is the language chosen by the Executive and the Company to express their mutual intent. Both the Executive and the Company agree that in the event that any language, section, clause, phrase or word used in the Agreement is determined to be ambiguous, no presumption shall arise against or in favor of either party and that no rule of strict construction shall be applied against either party with respect to such ambiguity.

                10.5. Notices. All notices and other communications hereunder shall be in writing and shall be given by hand-delivery to the other parties or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                To the Company:           Chairman of the Compensation Committee
                                          Constar International Inc.
                                          One Crown Way
                                          Philadelphia, PA 19154

                and to                    Chief Executive Officer
                                          Constar International Inc.
                                          One Crown Way
                                          Philadelphia, PA 19154

                With a copy to Company's
                counsel at:               William G. Lawlor, Esq.
                                          Dechert LLP
                                          4000 Bell Atlantic Tower
                                          1717 Arch Street
                                          Philadelphia, PA 19103

                To the Executive:         Mr. James C. Cook
                                          One Crown Way
                                          Philadelphia, PA 19154

or to such other address as any party shall have furnished to the others in writing in accordance herewith. Notices and communications shall be effective when actually received by the addressee.

                10.6. Withholding. The Company may withhold from any amounts payable under this Agreement such federal, state or local income taxes to the extent the same required to be withheld pursuant to any applicable law or regulation.

                10.7. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                10.8. Captions. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

                10.9. Counterparts. This Agreement may be executed in one or more counterparts each of which shall be deemed an original instrument, but all of which together shall constitute but one and the same Agreement.

                10.10. Beneficiaries/References. The Executive shall be entitled to select (and change) a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following the Executive's death, and may change such election, in either case by giving the Company written notice thereof. In the event of the Executive's death or a judicial determination of his incompetence, reference in this Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiary(ies), estate or other legal representative(s).

                10.11. Entire Agreement. This Agreement contains the entire agreement between the parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the parties with respect thereto.

                10.12.  Representations.

                        10.12.1. Option Awards. The Company represents and warrants to the Executive that all shares issued pursuant to any equity award granted to the Executive by the Company, upon issuance to the Executive, will be duly authorized, fully paid and non-assessable. A sufficient number of shares for each such equity award will be properly reserved.

                        10.12.2. Authorization. The Company represents and warrants to the Executive that this Agreement will be authorized by all necessary action of the Company and will be the binding agreement of the Company, enforceable against it in accordance with the terms thereof. The Company is not prevented from entering into or performing this Agreement by any law, order, rule or regulation, its certificate of incorporation, bylaws or any agreement to which it is a party.

                        10.12.3. Duties of the Employee The Executive represents and warrants that the performance by Executive of the Executive's duties and obligations under this Agreement will not violate any agreement between the Executive and any other person, firm, partnership, corporation or other organization.

                10.13. Survivorship. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement or the Executive's Term of Employment hereunder for any reason to the extent necessary to the intended provision of such rights and the intended performance of such obligations.

                10.14. All Prior Agreements Terminated. This Agreement terminates the prior Employment Agreement between the Company and the Executive entered into November 20, 2002.

        IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and the Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.

                                        Constar International Inc.

                                        /s/ Charles F. Casey
                                        ----------------------------------
                                        By: Charles F. Casey

                                        /s/ James C. Cook
                                        ----------------------------------
                                        James C. Cook

                           EXHIBIT A--GENERAL RELEASE

     IN CONSIDERATION OF the payment of $10.00, and for other good and valuable consideration, the receipt of which is hereby acknowledged, and in consideration of the terms and conditions contained in the Employment Agreement, dated as of _________, (the "Employment Agreement") by and between _____________ (the "Employee") and Constar International Inc. (the "Company"), the Employee, on behalf of himself and his heirs, executors, administrators, and assigns, releases and discharges the Company and its past present and future subsidiaries, divisions, affiliates and parents (including without limitation to the foregoing Crown Cork & Seal Company, Inc.), and their respective current and former officers, directors, employees, agents, and/or owners, and their respective successors, and assigns and any other person or entity claimed to be jointly or severally liable with the Company or any of the aforementioned persons or entities (the "Released Parties") from any and all manner of actions and causes of action, suits, debts, dues, accounts, bonds, covenants, contracts, agreements, judgments, charges, claims, and demands whatsoever ("Losses") which the Employee and his heirs, executors, administrators, and assigns have, had, or may hereafter have, against the Released Parties or any of them arising out of or by reason of any cause, matter, or thing whatsoever from the beginning of the world to the date hereof, including without limitation, any and all matters relating to the Employee's employment by the Company and the cessation thereof, and any and all matters arising under any federal, state, or local statute, rule, or regulation, or principle of contract law or common law, including but not limited to, the Family and Medical Leave Act of 1993, as amended, 29 U.S.C.
(S)(S) 2601 et seq., Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. (S)(S) 2000 et seq., the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. (S)(S) 621 et seq. (the "ADEA"), the Americans with Disabilities Act of 1990, as amended, 42 U.S.C. (S)(S) 12101 et seq., the Worker Adjustment and Retraining Notification Act of 1988, as amended, 29 U.S.C. (S)(S) 2101 et seq., the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. (S)(S) 1001 et seq., the Pennsylvania Human Relations Act, as amended, 43 P.S. (S)(S) 955 et. seq., and any other equivalent or similar federal, state, or local statute; provided, however, that the Employee does not release or discharge the Released Parties from any of the Company's obligations to him under the Employment Agreement or Losses arising under the ADEA which arise after the date on which the Employee executes this general release. It is understood that nothing in this general release is to be construed as an admission on behalf of the Released Parties of any wrongdoing with respect to the Employee, any such wrongdoing being expressly denied.

     The Employee represents and warrants that he fully understands the terms of this general release, that he has been encouraged to seek, and has sought, the benefit of advice of legal counsel, and that he knowingly and voluntarily, of his own free will, without any duress, being fully informed, and after due deliberation, accepts its terms and signs below as his own free act. Except as otherwise provided herein, the Employee understands that as a result of executing this general release, he will not have the right to assert that the Company or any other of the Released Parties unlawfully terminated his employment or violated any of his rights in connection with his employment or otherwise.

     The Employee further represents and warrants that he has not filed, and will not initiate, or cause to be initiated on his behalf any complaint, charge, claim, or proceeding against any of the Released Parties before any federal, state, or local agency, court, or other body relating to any claims barred or released in this General Release thereof, and will not voluntarily participate in such a proceeding. However, nothing in this general release shall preclude or prevent the Employee from filing a claim, which challenges the validity of this general release solely with respect to the Employee's waiver of any Losses arising under the ADEA. Employee shall not accept any relief obtained on his behalf by any government agency, private party, class, or otherwise with respect to any claims covered by this General Release.

     The Employee may take twenty-one (21) days to consider whether to execute this general release. Upon the Employee's execution of this general release, the Employee will have seven (7) days after such execution in which he may revoke such execution. In the event of revocation, the Employee must present written notice of such revocation to____________. If seven (7) days pass without receipt of such notice of revocation, this general release shall become binding and effective on the eighth (8th) day after the execution hereof (the "Effective Date").

     The Parties shall initial each page of this Agreement

     ___________________________________________  ______________________________

                _________________________             _______________________
                      Execution Date


State of
                           )
                               ss.
County of                  )
______________

     On this ______ day of ______________ in the year 200__ before me, the undersigned, personally appeared ___________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument, and acknowledged to me that he executed the same in his capacity as an individual, and that by his signature on the instrument he executed such instrument, and that such individual made such appearance before the undersigned.

                                            ____________________________________
                                               _________________________________
                                            Notary Public